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Schedule II - Supplemental Valuation and Qualifying Accounts

                       Vivra Incorporated and Subsidiaries

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       Column A                     Column B                    Column C                 Column D          Column E
- --------------------------------------------------------------------------------------------------------------------------
                                                                Additions
                                                   ----------------------------------
                                                                           (2)
                                    Balance at                        Charged to            (1)
                                   Beginning of    Charged to Costs  Other Accounts -    Deductions -    Balance at End of
      Description                     Period         and Expenses        Describe         Describe           Period
- --------------------------------------------------------------------------------------------------------------------------

Allowance for doubtful accounts:

  Year ended November 30, 1993     $  6,400,000        $1,610,000     $1,743,000 (2)    $(2,006,000) (1)   $ 7,747,000

  Year ended November 30, 1994        7,747,000         2,228,000      1,350,000 (3)       (685,000) (1)    10,640,000

  Year ended November 30, 1995       10,640,000         4,383,000        604,000 (2)     (2,348,000) (1)    13,279,000

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(1)  Write-offs, net of recoveries.  Included in the 1993 amount is $243,000 which pertains to assets held for sale.

(2)  Contingent rate adjustments charged to operating revenues.

(3)  Allowance purchased as part of 1994 acquisitions.